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                                                                       EXHIBIT 5





                               November 20, 1997



Howmet International Inc.
475 Steamboat Road
Greenwich, Connecticut  06830


Ladies and Gentlemen:

          In connection with the registration of up to 17,250,000 shares of common stock, par value $.01 per share (the "Shares"), of Howmet International Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on October 9, 1997 (File No. 333-37573), as amended by Amendment No. 1 filed with the Commission on October 21, 1997 and Amendment No. 2 filed with the Commission on November 12, 1997 (collectively, and as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the following matters.

          In connection with the delivery of this opinion, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have, with your consent, relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

          Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold pursuant to the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.
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Howmet International Inc.
November 20, 1997
Page 2




          We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              /s/  Wachtell, Lipton, Rosen & Katz